MEDASORB CORPORATION
(fka MEDASORB TECHNOLOGIES, LLC)
(a development stage company)

FINANCIAL STATEMENTS

DECEMBER 31, 2005

MEDASORB CORPORATION
(a development stage company)

CONTENTS
December 31, 2005

Reports of Independent Registered Public Accounting Firms	1-2

Financial Statements:

Balance Sheets	3
Statements of Operations	4
Statements of Changes in Stockholders’ Equity (Deficiency)	5-9
Statements of Cash Flows	10-11
Notes to Financial Statements	12-24

WithumSmith+Brown
A Professional Corporation
Certified Public Accountants and Consultants

120 Albany Street
Suite 201
New Brunswick, New Jersey 08901 USA
732 828 1614 . fax 732 828 5156
www.withurn.com

Additional Offices in New Jersey
and Pennsylvania

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders,
Medasorb Corporation:

We have audited the accompanying balance sheets of Medasorb Corporation (a development stage company), as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and the cumulative period from January 1, 2001 to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medasorb Corporation as of December 31, 2005 and 2004 and the results of its operations and cash flows for the years then ended and the cumulative period from January 1, 2001 to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring net losses and negative cash flows from operations and has a working capital deficiency. These matters raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith+Brown P.C.

New Brunswick, New Jersey
March 30, 2006

Report of Independent Public Accountants

To the Board of Directors and Stockholders,
Medasorb Corporation:

We have audited the accompanying balance sheets of Medasorb Corporation (a development stage company), as of December 31, 2000 and 1999, and the related statements of operations, changes in members’ equity and cash flows for the period from inception (January 22, 1997) through December 31, 2000. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medasorb Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the period from inception (January 22, 1997) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen, LLP

New York, New York
December 27, 2001

MEDASORB CORPORATION
(a development stage company)

BALANCE SHEETS

December 31,	2005	2004

ASSETS

Current Assets:
Cash and cash equivalents	$707,256	$16,749
Prepaid expenses and other current assets	19,261	61,159

Total current assets	726,517	77,908

Property and equipment - net	553,657	820,321

Other assets	181,307	349,898
Total long-term assets	734,964	1,170,219

Total Assets	$1,461,481	$1,248,127

LIABILITIES AND STOCKHOLDERS'/MEMBERS' DEFICIENCY

Current Liabilities:
Accounts payable	$1,802,788	$2,284,050
Accrued expenses and other current liabilities	412,646	167,038
Accrued interest	1,056,960	298,933
Stock subscribed	399,395	--
Convertible notes payable	3,429,899	1,346,050

Total current liabilities	7,101,688	4,096,071

Long-term liabilities:
Convertible notes payable	4,120,000	4,120,000

Total liabilities	11,221,688	8,216,071

Stockholders' Deficiency:

Common Stock, Par Value $0.001, 300,000,000 shares
authorized, 4,829,120 shares issued and outstanding	4,829	--
Additional paid-in capital	49,214,431	--
Contributions by members	--	48,345,927
Deficit accumulated during the development stage	(58,979,467)	(55,313,871)

Total stockholders' deficiency	(9,760,207)	(6,967,944)

Total Liabilities and Stockholders' Deficiency	$1,461,481	$1,248,127

MEDASORB CORPORATION
(a development stage company)

STATEMENTS OF OPERATIONS

	Period from
	January 22, 1997
	(date of inception) to	Year ended	Year ended
	December 31,	December 31,	December 31,
	2005	2005	2004

Revenue	$--	$--	$--

Expenses:

Research and development	39,779,967	1,526,743	2,367,407
Legal, financial and other consulting	5,347,134	948,209	948,079
General and administrative	19,198,981	635,960	705,372
Change in fair value of management and incentive units	(6,055,483)	(14,551)	(3,488,993)

Total expenses	58,270,599	3,096,361	531,865

Other (income) expenses:
Gain on disposal of property and equipment	(21,663)	(21,663)	--
Gain on extinguishment of debt	(175,000)	(175,000)	--
Interest expense, net	905,531	765,898	564,818

Total other (income) expense	708,868	569,235	564,818

Net loss	$(58,979,467)	$(3,665,596)	$(1,096,683)

MEDASORB CORPORATION
(a development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

Period from January 22, 1997 (date of inception) to December 31, 2005

						Deficit
						Accumulated
	Members'				Additional	During the	Total
	Equity	Deferred	Common Stock		Paid-In	Development	Stockholders'
	(Deficiency)	Compensation	Shares	Par value	Capital	Stage	Equity (Deficit)
Balance at January 22, 1997 (date of inception)	$--	$--	--	$--	$--	$--	$--

Equity contributions	1,143,487	--	--	--	--	--	1,143,487

Subscriptions receivable	440,000	--	--	--	--	--	440,000

Technology contribution	4,550,000	--	--	--	--	--	4,550,000

Net loss	--	--	--	--	--	(5,256,012)	(5,256,012)

Balance at December 31, 1997	6,133,487	--	--	--	--	(5,256,012)	877,475

Equity contributions	2,518,236	--	--	--	--	--	2,518,236

Options issued to consultants	1,671	--	--	--	--	--	1,671

Subscriptions receivable	50,000	--	--	--	--	--	50,000

Net loss	--	--	--	--	--	(1,867,348)	(1,867,348)

Balance at December 31, 1998	8,703,394	--	--	--	--	(7,123,360)	1,580,034

MEDASORB CORPORATION
(a development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

Period from January 22, 1997 (date of inception) to December 31, 2005
						Deficit
						Accumulated
	Members'				Additional	During the	Total
	Equity	Deferred	Common Stock		Paid-In	Development	Stockholders'
	(Deficiency)	Compensation	Shares	Par value	Capital	Stage	Equity (Deficit)
Equity contributions	1,382,872	--	--	--	--	--	1,382,872

Equity issued to consultants	88,363	--	--	--	--	--	88,363

Recognition of deferred compensation	47,001	(47,001)	--	--	--	--	--

Amortization of deferred compensation	--	15,667	--	--	--	--	15,667

Subscriptions receivable	100,000	--	--	--	--	--	100,000

Net loss	--	--	--	--	--	(3,066,388)	(3,066,388)

Balance at December 31, 1999	10,321,630	(31,334)	--	--	--	(10,189,748)	100,548

Equity contributions	14,407,916	--	--	--	--	--	14,407,916

Equity issued to consultants	1,070,740	--	--	--	--	--	1,070,740

Warrants issued to consultants	468,526	--	--	--	--	--	468,526

Recognition of deferred compensation	27,937	(27,937)	--	--	--	--	--

Amortization of deferred compensation	--	46,772	--	--	--	--	46,772

Net loss	--	--	--	--	--	(10,753,871)	(10,753,871)

Balance at December 31, 2000	26,296,749	(12,499)	--	--	--	(20,943,619)	5,340,631

MEDASORB CORPORATION
(a development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

Period from January 22, 1997 (date of inception) to December 31, 2005

						Deficit
						Accumulated
	Members'				Additional	During the	Total
	Equity	Deferred	Common Stock		Paid-In	Development	Stockholders'
	(Deficiency)	Compensation	Shares	Par value	Capital	Stage	Equity (Deficit)
Equity contributions	13,411,506	--	--	--	--	--	13,411,506

Equity issued to consultants	161,073	--	--	--	--	--	161,073

Stock options issued to employee	2,847	--	--	--	--	--	2,847

Fees incurred in raising capital	(1,206,730)	--	--	--	--	--	(1,206,730)

Amortization of deferred compensation	--	12,499	--	--	--	--	12,499

Net loss	--	--	--	--	--	(15,392,618)	(15,392,618)

Balance at December 31, 2001	38,665,445	--	--	--	--	(36,336,237)	2,329,208

Equity contributions	6,739,189	--	--	--	--	--	6,739,189

Equity issued to consultants	156,073	--	--	--	--	--	156,073

Options issued to consultant	176,250	--	--	--	--	--	176,250

Options issued to employee	2,847	--	--	--	--	--	2,847

Fees incurred in raising capital	(556,047)	--	--	--	--	--	(556,047)

Forgiveness of loan receivable in exchange for equity	(1,350,828)	--	--	--	--	--	(1,350,828)

Net loss	--	--	--	--	--	(11,871,668)	(11,871,668)

Balance at December 31, 2002	43,832,929	--	--	--	--	(48,207,905)	(4,374,976)

MEDASORB CORPORATION
(a development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

Period from January 22, 1997 (date of inception) to December 31, 2005

						Deficit
						Accumulated
	Members'				Additional	During the	Total
	Equity	Deferred	Common Stock		Paid-In	Development	Stockholders'
	(Deficiency)	Compensation	Shares	Par value	Capital	Stage	Equity (Deficit)
Equity contributions	4,067,250	--	--	--	--	--	4,067,250

Equity issued to consultants	16,624	--	--	--	--	--	16,624

Change in fair value of management units	2,952,474	--	--	--	--	--	2,952,474

Options issued to consultant	65,681	--	--	--	--	--	65,681

Fees incurred in raising capital	(343,737)	--	--	--	--	--	(343,737)

Forgiveness of loan receivable in exchange for equity	(281,340)	--	--	--	--	--	(281,340)

Net loss	--	--	--	--	--	(6,009,283)	(6,009,283)

Balance at December 31, 2003	50,309,881	--	--	--	--	(54,217,188)	(3,907,307)

Equity contributions	512,555	--	--	--	--	--	512,555

Change in fair value of management units	(2,396,291)	--	--	--	--	--	(2,396,291)

Fees incurred in raising capital	(80,218)	--	--	--	--	--	(80,218)

Net Loss	--	--	--	--	--	(1,096,683)	(1,096,683)

Balance at December 31, 2004	48,345,927	--	--	--	--	(55,313,871)	(6,967,944)

MEDASORB CORPORATION
(a development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

Period from January 22, 1997 (date of inception) to December 31, 2005

						Deficit
						Accumulated
	Members'				Additional	During the	Total
	Equity	Deferred	Common Stock		Paid-In	Development	Stockholders'
	(Deficiency)	Compensation	Shares	Par value	Capital	Stage	Equity (Deficit)
Equity contributions	92,287	--	--	--	--	--	92,287

Settlement of accounts payable in exchange for equity	836,319	--	--	--	--	--	836,319

Conversion of convertible notes payable and accrued interest for
member units	51,565	--	--	--	--	--	51,565

Change in fair value of management units	(14,551)	--	--	--	--	--	(14,551)

Fees incurred in raising capital	(92,287)	--	--	--	--	--	(92,287)

Reorganization from LLC to "C" Corporation	(49,219,260)	--	4,829,120	4,829	49,214,431	--	--

Net loss	--	--	--	--	--	(3,665,596)	(3,665,596)

Balance at December 31, 2005	$--	$--	$4,829,120	$4,829	$49,214,431	$(58,979,467)	$(9,760,207)

MEDASORB CORPORATION
(a development stage company)

STATEMENTS OF CASH FLOWS

	For the
	Period from
	January 22, 1997
(date of inception) to		Year ended	Year ended
	December 31,	December 31,	December 31,
	2005	2005	2004

Cash flows from operating activities:
Net loss	$(58,979,467)	$(3,665,596)	$(1,096,683)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	1,791,099	265,264	312,221
Gain on disposal of property and equipment	(21,663)	(21,663)	--
Gain on extinguishment of debt	(175,000)	(175,000)	--
Abandoned patents	183,556	183,556	--
Bad debts - employee advances	255,882	--	--
Contributed technology expense	4,550,000	--	--
Consulting expense	237,836	--	--
Management unit expense	1,334,285	(14,551)	(2,438,754)
Incentive units expense	--	--	(1,050,239)
Expense for issuance of warrants	468,526	--	--
Expense for issuance of options	247,625	--	--
Accrued interest expense	1,399,793	760,860	418,933
Amortization of deferred compensation	74,938	--	--
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(290,809)	41,898	86,487
Other assets	(51,163)	--	(26,276)
Accounts payable and accrued expenses	3,219,921	775,665	1,011,392
Net cash used in operating activities	(45,754,641)	(1,849,567)	(2,782,919)

Cash flows from investing activities:
Proceeds from sale of property and equipment	32,491	32,491	--
Purchase of property and equipment	(2,199,094)	(4,000)	--
Patent costs	(328,556)	(20,393)	--
Loan Receivable	(1,632,168)	--	--
Net cash provided by (used in) financing
activities	(4,127,327)	8,098	--

Cash flows from financing activities:
Equity contributions - net of fees incurred	41,711,198	--	474,800
Proceeds from borrowing	8,378,631	2,132,581	1,346,050
Proceeds from subscription receivables	499,395	399,395	--
Net cash provided by financing activities	50,589,224	2,531,976	1,820,850

Net increase (decrease) in cash and cash equivalents	707,256	690,507	(962,069)

Cash and cash equivalents at beginning of period	--	16,749	978,818
Cash and cash equivalents at end of period	$707,256	$707,256	$16,749

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$511,780	$7,871	$149,080

Supplemental schedule of noncash financing activities:

Note payable principal and interest conversion to equity	$1,171,565	$51,565	$--

Issuance of member units for leasehold improvements	$141,635	$--	$--

Issuance of management units in settlement of cost of
raising capital	$437,206	$92,287	$42,463

Change in fair value of management units for cost of
raising capital	$278,087	$--	$42,463

Exchange of loan receivable for member units	$1,632,168	$--	$--

Issuance of equity in settlement of accounts payable	$836,319	$836,319	$--

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

1.	PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Nature of Business
MedaSorb Corporation, fka MedaSorb Technologies, LLC, ("MedaSorb" or the "Company"), a Delaware Corporation, was formed on January 22, 1997.  The Company is engaged in the research, development and commercialization of medical devices with its platform blood purification technology incorporating a proprietary absorbent polymer technology.  The Company is focused on developing this technology for multiple applications in the medical field, specifically to provide improved blood purification for the treatment of acute and chronic health complications associated with blood toxicity.  In December 2005, the Company reorganized its capital structure and converted from an LLC to a Corporation. This reorganization had no effect on the carrying value of the Company’s net assets. As of December 31, 2005, the Company has not commenced commercial operations and, accordingly, is in the development stage.  The Company has yet to generate any revenue and has no assurance of future revenue.

The Company is a development stage company and has not yet generated any revenues. Since inception, the Company's expenses relate primarily to research and development, organizational activities, clinical manufacturing, regulatory compliance and operational strategic planning.  Although the Company has made advances on these matters, there can be no assurance that the Company will continue to be successful regarding these issues, nor can there be any assurance that the Company will successfully implement its long-term strategic plans.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced negative cash flows from operations and has a deficit accumulated during the development stage at December 31, 2005 of $58,979,467. The Company is not currently generating revenue and is dependent on the proceeds of present and future financings to fund its research, development and commercialization program.  The Company is continuing its fund-raising efforts.  Although the Company has been successful in raising additional equity and debt financing, there can be no assurance that the Company will be successful in raising additional capital in the future or that it will be on favorable terms.  Furthermore, if the Company is successful in raising the additional capital, there can be no assurance that the amount will be sufficient to complete the Company's plans.

The Company has developed an intellectual property portfolio, including 21 issued and 5 pending patents, covering materials, methods of production, systems incorporating the technology and multiple medical uses.

Development Stage Corporation
The accompanying financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises."

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment
Property and equipment are recorded at cost less accumulated depreciation. Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of their economic useful lives or the term of the related leases. Gains and losses on depreciable assets retired or sold are recognized in the statements operations in the year of disposal. Repairs and maintenance expenditures are expenses as incurred.

Patents
Legal costs incurred to establish patents are capitalized. When patents are issued, capitalized costs are amortized on the straight-line method over the related patent term. In the event a patent is abandoned, the net book value of the patent is written off.

Impairment or Disposal of Long-Lived Assets
The Company assesses the impairment of patents and other long-lived assets under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value.

Research and Development All research and development costs, payments to laboratories and research consultants are expensed when incurred.

Income Taxes
Income taxes are accounted for under the asset and liability method prescribed by SFAS No. 109, “Accounting for Income Taxes.” Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized. No provision for income taxes has been reflected in the accompanying financial statements since the Company was organized as a LLC through December 15, 2005 and the income or loss was included on the members individual income tax returns.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

Concentration of Credit Risk
The Company maintains cash balances, at times, with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and considers the Company’s risk negligible.

Financial Instruments
The carrying values of prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values due to their short-term nature. Convertible notes payable approximates its fair value based upon the borrowing rates available for the nature of the underlying debt.

Stock-Based Compensation
Through December 31, 2005, the Company has accounted for its stock compensation plans under the recognition and measurement principles of Accounting Principles Opinion (APB) No. 25, “Accounting for Stock Issued to Employees” and related interpretations. Under APB No. 25, no compensation cost is generally recognized for fixed stock options in which the exercise price is greater than or equal to the market price on the grant date. The Company has not adopted the recognition requirements of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation”, for employees and directors and, accordingly, has made all pro forma disclosures required. The Company has adopted the requirements of SFAS No. 123 and EITF Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods and Services” with regard to non-employees. Each option granted is valued at fair market value on the date of grant. Had compensation cost for options granted to employees and directors been determined consistent with SFAS No. 123, the Company's pro forma net loss would have been as follows:

	Period from
	January 22, 1997	Year ended	Year ended
	(date of inception) to	December 31,	December 31,
	December 31, 2005	2005	2004
Net Loss
As reported	$58,979,467	$3,665,596	$1,096,683
Pro forma	$59,053,461	$3,692,026	$1,096,683

Under SFAS No. 123, the fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (1) expected lives of five-ten years, (2) dividend yield of 0%, (3) risk-free interest rates ranging from 3.25% - 5.63%, and (4) volatility percentage of 0.01%.

Reverse Unit Split and Conversion to Corporation
In December 2005, MedaSorb effected an approximate 1 for 6.64 reverse unit split to unit holders. Immediately subsequent to the split, the Company converted to a corporation (see Note 4). All share and per share information has been retroactively adjusted to reflect the split.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

Effects of Recent Accounting Pronouncements
In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments using the fair-value-based method. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. This statement is effective for all reporting periods beginning after December 15, 2005. Management is currently evaluating the effect of this pronouncement.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29." The statement addresses the measurement of exchanges of nonmonetary assets and eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement is not anticipated to have a significant impact on the results of operations or financial position of the Company.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement replaces APB No. 20 and SFAS No. 3 and changes the requirements for the accounting and reporting of a change in accounting principle. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of voluntary changes in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect that the adoption of SFAS No. 154 will have a significant impact on the results of operations or financial position of the Company.

In February 2006, the FASB issued SFAS No. 155,”Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140,” to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company does not expect that the adoption of SFAS No. 155 will have a significant impact on the results of operations or financial position of the Company.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

2.	PROPERTY AND EQUIPMENT, NET:	Property and equipment - net, consists of the following:

			Depreciation/
			Amortization
December 31,	2005	2004	Period

Furniture and fixtures	$130,015	$131,509	7 years
Equipment and computers	1,709,815	1,742,239	3 to 7 years
Leasehold improvements	462,980	462,980	Term of lease
	2,302,810	2,336,728
Less accumulated depreciation
and amortization	1,749,153	1,516,407
Property and Equipment, Net	$553,657	$820,321

Depreciation expense for the years ended December 31, 2005 and 2004 amounted to $259,836 and $307,126, respectively. Depreciation expense from inception to December 31, 2005 amounted to $1,776,242.

3.	OTHER ASSETS:	Other assets consist of the following:

December 31,	2005	2004

Intangible assets, net	$130,143	$298,734
Security deposits	51,164	51,164
Total	$181,307	$349,898

Intangible assets consist of the following:

December 31,	2005		2004
	Gross	Accumulated	Gross	Accumulated
	Amount	Amortization	Amount	Amortization

Patents	$145,000	$14,857	$308,163	$9,429

The issued patents that are capitalized are being amortized over a period of 17.5 years. All pending patents are not being amortized.

Amortization expense amounted to $5,428 and $5,095 for the years ended December 31, 2005 and 2004, respectively. Amortization expense from inception to December 31, 2005 amounted to $14,857.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

Estimated amortization expense for the next five years is as follows:

Year ending December 31,
2006	$5,500
2007	5,500
2008	5,500
2009	5,500
2010	5,500

4.	COMMITMENTS AND CONTINGENCIES:
The Company is obligated under non-cancelable operating leases for office space and equipment expiring at various dates through September 2009. The aggregate minimum future payments under these leases are approximately as follows:

Year ending December 31,
2006	$173,000
2007	42,000
2008	5,000
2009	4,000
Total	$224,000

The preceding data reflects existing leases and does not include replacements upon their expiration. In the normal course of business, operating leases are normally renewed or replaced by other leases.

Rent expense for the years ended December 31, 2005 and 2004 amounted to approximately $259,000 and $462,000, respectively.

The Company has employment agreements with certain key executives through July 2008. The agreements provide for annual base salaries of varying amounts. Future minimum annual salaries are approximately as follows:

Year ending December 31,
2006	$418,758
2007	200,000
2008	108,333
Total	$727,091

In addition, one of these agreements provides for an additional bonus payment based on achieving specific milestones as defined in the agreement, however, as of the date of this report, these milestones have not been met. Furthermore, three of the agreements include anti-dilution provisions whereby certain employees are granted options and management units for the right to obtain 5%, 1.8% and 1.5%, respectively, of the outstanding stock of the Company (see Note 7).

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

The Company is involved in various claims and legal actions. Management is of the opinion that these claims and legal actions have no merit, but may have a material adverse impact on the financial position of the Company and/or the results of its operations.  Aside from normal trade creditor claims, the Company is involved with various claims and a legal action relating to its technology.  Management is of the opinion that these claims and legal action have no merit, but may have a material adverse impact on the financial position of the Company and/or the results of its operations.  In January 2003 the Company was sued by Brotech Corp. (Purolite International, Ltd.) claiming co-inventorship and/or joint ownership of some of the Company’s patents.  Recently Purolite expanded its claims, to allege that they are the sole owner of these patents and are seeking equitable relief and monetary damages.  The Company has filed a motion for summary judgment.  At the same time the parties have engaged in ongoing efforts to settle the case.  If the case is not settled, the Court will decide on the Company’s summary judgment motion.  If the motion is denied, the Company expects the matter will go to trial within a few months thereafter. As of the date of the financial statements, the outcome of the case could not be determined and the damages, if any, could not be reasonably estimated. Accordingly, a loss contingency has not been accrued.

Upon the Company’s successful merger with a public company, an existing Noteholder is entitled to be issued 10 million shares of common stock of the Company. These shares will not be issued until the Company meets a minimum capital raise amount and recapitalization of the Company prior to such a merger.

In an agreement dated August 11, 2003 the Company entered into an equity agreement with one of its current investors whereby the investor agreed to purchase $4 million of membership units. These amounts were received by the Company in 2003. In connection with this agreement the Company granted the investor a future royalty of 3% on all gross revenues received by the Company from the sale of their CytoSorb Device. The Company has not generated any revenue from this product and has not incurred any royalty costs through December 31, 2005. The amount of future revenue subject to the royalty agreement could not be reasonably estimated nor, has a liability been incurred, therefore, an accrual for royalty payments has not been included in the financial statements.

5.	CONTRIBUTED TECHONOLOGY:
On February 1, 1997, the Company exchanged 88.5% of its ownership rights for proprietary technology in the form of patents. The value of the technology was determined to be $4,550,000 by an independent asset valuation firm using the income and market value method. This amount has been expensed and was included in "research and development expenses" in the statements of operations for the period from January 22, 1997 (date of inception) to December 31, 2005.

6.	CONVERTIBLE NOTES PAYABLE:
In 2003, MedaSorb received $3,900,000 and issued a 12% callable convertible note with a conversion price of $33.18 per share due in 2008 to an existing investor. During 2004 and 2003, respectively, $120,000 and $100,000 of interest was incurred and added to the principal balance, thereby increasing the note to $4,120,000 at December 31, 2005 and 2004. During 2004 the terms of this note were revised to provide for conversion at $6.64 per share. During 2005 the terms of this note were further revised to provide for conversion at $3.32 per share. These revisions yielded no significant change in fair value.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

During 2004, MedaSorb raised approximately $904,000 and issued one year 12% Convertible Notes with a conversion price of $6.64 per share. For each dollar of principal and accrued interest that the Noteholder converts into shares, the Noteholder will then receive a warrant to purchase two shares at a price of $6.64 each. In 2004, the Company also raised approximately $442,000 and issued one year 12% Convertible Notes with a conversion price of $3.32 per share. For each dollar of principal and accrued interest that the Noteholder converts into shares, the Noteholder will receive a warrant to purchase two shares at a price of $4.98 each. The Company has not repaid any of these Convertible Notes as of December 31, 2005 and is continuing to accrue interest on the principal balances.

During 2005, MedaSorb received $1,132,582 from an existing Noteholder and issued a one year 12% secured convertible note with a conversion price of $3.32 per share. For each dollar of principal and accrued interest that the Noteholder converts into shares, the Noteholder will then receive a warrant to purchase two shares at a price of $4.98 each. The Company has not repaid any of these Convertible Notes as of December 31, 2005 and is continuing to accrue interest on the principal balances.

Separately in 2005 the Company received a $1 million bridge loan as part of a proposed reverse merger transaction into a public shell company. The loan bears interest at 6% per annum, repayable in cash or, at the option of the Noteholder, converted into shares of the Company at a conversion price equal to the price per share offered in a future private placement of the Company. In consideration for funding the loan, the Noteholder is entitled to be issued 10 million shares of common stock of the Company, subject to certain adjustments, to be issued upon the occurrence of certain events (see Note 4).

The terms of the outstanding notes provide that the $4,120,000 Note is Senior Debt and is secured by all assets of the Company. Additional notes aggregating approximately $904,000 are subordinated to the Senior Note. They are secured by all assets of the Company. Notes amounting to $442,000 are subordinated to all other notes but are secured by all assets of the Company. Notes amounting to $1,132,582 are subordinated to all other notes but are secured by all assets of the Company.

The Company’s Senior Note in the amount of $4,120,000 is held by the largest shareholder (see Note 8).

7.	STOCKHOLDERS' EQUITY:
In December 2005, the Company effected an approximate 1 for 6.64 reverse unit split to Unit holders of MedaSorb Technologies, LLC. Immediately subsequent to the split, the Company converted to a Corporation (“MedaSorb Corporation”). All share and per share information has been retroactively adjusted to reflect the split. Member and Management Units of the LLC were converted into shares of the corporation. Incentive Units and Options of the LLC were converted into options of the corporation. Warrants of the LLC were converted into warrants of the corporation. The Company is authorized to issue up to 300,000,000 Shares.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

In 2005 legal fees and rent approximating $952,000 and $59,000, respectively, were converted to equity. As a result of these conversions, the Company recognized a gain on extinguishment of debt of approximately $175,000. In addition, a Convertible Note in the principal amount of approximately $49,000 and accrued interest in the amount of approximately $2,900 was converted to equity.

Net losses of the Company for the 2005 fiscal year up until the conversion from an LLC to a corporation were allocated to the capital accounts of the members as described in the limited liability company agreement in proportion to their respective ownership interests.

In 2005 the Company sought to raise $6.5 million in an equity offering. As of December 31, 2005 approximately $399,000 was received from investors and booked as Stock Subscribed pending receipt of a dollar for dollar matching investment pledged by an existing investor (see Note 9).

Interest Option Plan

During 1998, the Company formally adopted its Interest Option Plan (the "Option Plan"), authorizing the distribution of stock options. This Option Plan provides for the award to certain members of management, employees, board of managers and consultants. These awards are 10-year incentive options/units to purchase Shares within the meaning of Section 422A of the Internal Revenue Code, stock appreciation rights, restricted stock subject to forfeiture and restrictions on transfer, and performance awards entitling the recipient to receive common stock in the future following the attainment of performance goals determined by the board of managers.

The following is a summary of the interest options granted, canceled or exercised under the Plan:

Weighted Average
Exercise Price
	Shares	Per Share

Outstanding - December 31, 2002	3,014	$19.91
Granted	--	--
Cancelled	--	--
Exercised	--	--
Outstanding - December 31, 2003	3,014	$19.91
Granted	--	--
Cancelled	--	--
Exercised	--	--
Outstanding - December 31, 2004	3,014	$19.91
Granted	--	--
Cancelled	--	--
Exercised	--	--
Converted to Stock Options	3,014	19.91
Outstanding - December 31, 2005	--	$--

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

Incentive Options

The following is a summary of the incentive options granted, canceled or exercised under the Plan:

		Weighted Average
		Exercise Price
	Shares	Per Share

Outstanding - December 31, 2002	94,863	$30.58
Granted	--	--
Cancelled	--	--
Exercised	--	--
Outstanding - December 31, 2003	94,863	$30.58
Granted	--	--
Cancelled	--	--
Exercised	--	--
Outstanding - December 31, 2004	94,863	$30.58
Granted	--	--
Cancelled	2,780	28.72
Exercised	--	--
Converted to Stock Options	92,083	30.64
Outstanding - December 31, 2005	--	$--

As of December 31, 2005 all outstanding options of the LLC had been exchanged for options of the new corporation. There was no effect on the statements of operations or proforma statements of operations as a result of this exchange.

Incentive Units

The following is a summary of the incentive units granted, canceled or exercised under the Plan:

		Weighted Average
		Exercise Price
	Shares	Per Share

Outstanding - December 31, 2002	428,908	$31.66
Granted	20,872	10.79
Cancelled	3,893	41.47
Exercised	--	--
Outstanding - December 31, 2003	445,887	$30.59
Granted	11,604	6.64
Cancelled	99,613	25.96
Exercised	--	--
Outstanding - December 31, 2004	357,878	$31.11
Granted	--	--
Cancelled	728	11.27
Exercised	--	--
Converted to Stock Options	357,150	31.15
Outstanding - December 31, 2005	--	$--

As of December 31, 2005 all outstanding Incentive Units had been exchanged for options of the new corporation. There was no effect on the statements of operations or proforma statements of operations as a result of this exchange.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

Management Units

The following is a summary of the management units granted or canceled under the Plan:

Shares

Outstanding - December 31, 2002	3,014
Granted	183,496
Cancelled	--
Outstanding - December 31, 2003	186,510
Granted	361,769
Cancelled	--
Outstanding - December 31, 2004	548,279
Granted	1,995,778
Cancelled	22,856
Converted to Common Stock	2,521,201
Outstanding - December 31, 2005	--

Upon adoption of the Incentive Unit (“IU”) Plan, the Company is authorized to issue Management Units ("MU"). MUs are granted with no participation in the past appreciation (past accumulated value) of the Company as of the date of the MU grant and can appreciate only from future performance (future appreciation) of the Company.

MUs possess a "catch-up" feature which allocates future appreciation of the Company's assets in the following manner: 90% to MUs and 10% to regular Units until the value of the MU equals the value of a regular Unit on the date of the MU grant. Any additional appreciation of the Company is allocated to both MUs and regular Units equally. These MUs are required to be accounted for under variable accounting and changes in the valuation are included in the statements of operations.

Per an employment agreement’s anti dilution provision, a member of management holds 5% of the outstanding Units (on a fully diluted basis) in the form of Management Units. During 2005 the Board awarded two members of Management, Management Units sufficient to provide them with 1.8% and 1.5% respectively of the Company on a fully diluted basis to be determined on December 31, 2005.

As of December 31, 2005 all outstanding Management Units had been exchanged for shares of the new corporation. There was no effect on the statements of operations or proforma statements of operations as a result of this exchange.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

Stock Options

The following is a summary of the stock options granted, canceled or exercised under the Plan:

		Weighted Average
		Exercise Price
	Shares	Per Share

Outstanding - December 31, 2004	--	$--
Granted	60,000	1.25
Cancelled	--	--
Exercised	--	--
Conversions:
Interest Options	3,014	19.91
Incentive Options	92,083	30.64
Incentive Units	357,150	31.15
Outstanding - December 31, 2005	512,247	$27.49

The following table summarizes information on stock options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
Weighted
		Average	Weighted		Weighted
		Contractual	Average		Average
Range of	Number	Life	Exercise	Number	Exercise
Exercise Price	Outstanding	(Years)	Price	Exercisable	Price

$1.25 - $41.47	512,247	6.2	$27.49	511,142	$27.47

Options typically vest over a period of 3 years and have a contractual life of 10 years.

The fair value of each option granted is estimated on grant date using the Black-Scholes option pricing model which takes into account as of the grant date the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option. The following is the average of the data used to calculate the fair value at December 31:

	Risk-Free	Expected	Expected	Expected
	Interest Rate	Life (Years)	Volatility	Dividends

2005	4.39%	10	0.01%	0.00%
2004	4.39%	10	0.01%	0.00%

The weighted average fair value of the Company’s stock options calculated using the black-scholes option-pricing model for options granted during the years ended December 31, 2005 and 2004 was $0.44 and $-0- per share, respectively.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

Warrants

As of December 31, 2005, the Company has the following warrants to purchase common stock outstanding:

Number of Shares	Warrant Exercise	Warrant
To be Purchased	Price per Share	Expiration Date

25,995	$19.91	February 8, 2007
15,569	$6.64	March 31, 2010
2,652	$41.47	May 30, 2007
603	$41.47	February 24, 2007
1,206	$41.47	January 9, 2007

8.	AFFILIATED PARTIES:	The Company’s largest shareholder is also the holder of the Company’s senior note payable (see Note 6).

9.	SUBSEQUENT EVENTS:
During 2005 the Company began a new $6.5 million capital raise (see Note 7). By March 2006, the Company had received approximately an additional $400,000 under this raise from an existing investor to match funds received during 2005. The Company is working on completing the capital raise through an anticipated private placement to close concurrently with the planned reverse merger.

Subsequent to December 31, 2005 the Company issued 100,000 shares of common stock to settle a dispute regarding a price protection provision with an existing investor group.